Exhibit 10.2

Execution Version

SPONSOR VESTING AGREEMENT

This SPONSOR VESTING AGREEMENT (this “Agreement”), dated as of June 9, 2021, is made by and between Khosla Ventures SPAC Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Khosla Ventures Acquisition Co., a Delaware corporation (the “Company”), Valo Health, LLC, a Delaware limited liability company (“Valo Health Holdco”) and Valo Health, Inc., a Delaware corporation and a direct wholly owned subsidiary of Valo Health Holdco (“Valo Health”). The Sponsor, the Company, Valo Health Holdco and Valo Health are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Sponsor holds (i) 4,760,000 shares of Acquiror Class B Common Stock, (ii) 5,000,000 shares of Acquiror Class K Common Stock and (iii) 990,000 shares of Acquiror Class A Common Stock (the “Private Placement Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Killington Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), Valo Health Holdco and Valo Health have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Valo Health Holdco would merge with and into Valo Health, and subsequently Merger Sub would merge with and into Valo Health, with Valo Health continuing on as the surviving entity and a wholly owned subsidiary of the Company (the “Surviving Corporation”), on the terms and conditions set forth therein;

WHEREAS, as of the Effective Time, all of the 4,760,000 shares of Acquiror Class B Common Stock held by Sponsor will be converted into an aggregate of 5,795,999 shares of Acquiror Class A Common Stock (the “Vested Shares”) and all of the 5,000,000 shares of Acquiror Class K Common Stock held by the Sponsor will be converted into an aggregate of 8,697,479 shares of Acquiror Class A Common Stock (the “Unvested Shares,” and together with the Vested Shares, the “Sponsor Shares” and such conversion, the “Sponsor Share Conversion”); and

WHEREAS, the Sponsor Share Conversion is intended to qualify as a “reorganization” pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“Board” means the Board of Directors of the Company.

“Change of Control” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the securities of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction, other than the Merger, in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Common Stock” means Acquiror Class A Common Stock.

“First Price Vesting” shall occur if after the one year anniversary of the Closing Date and before the ten year anniversary of the Closing Date the closing price of the Common Stock equals or exceeds $30.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 Trading Days within a 30-Trading Day period.

“First Price Vesting Shares” means 2,536,765 Unvested Shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

“Forward Purchase Agreement” means the Forward Purchase Agreement, dated as of March 3, 2021, by and between the Company and Sponsor, or any subscription agreement between the Company and Sponsor that may be entered into in connection with Sponsor’s obligations under the Forward Purchase Agreement.

“Person” means any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Qualifying Strategic Transaction” means any Strategic Transaction consummated after the Closing Date and before the one year anniversary of the Closing Date that results in the holders of Common Stock having the right to exchange their shares of Common Stock for cash, securities or other property at an effective price of at least $15.00 per share of Common Stock (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

“Second Price Vesting” shall occur if after the one year anniversary of the Closing Date and before the ten year anniversary of the Closing Date the closing price of the Common Stock equals or exceeds $40.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 Trading Days within a 30-Trading Day period.

“Second Price Vesting Shares” means 2,875,000 Unvested Shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

“Sponsor Shares” has the meaning set forth in the Recitals hereto. For the avoidance of doubt, Sponsor Shares shall not include the Private Placement Shares or any shares of Common Stock issued pursuant to the Forward Purchase Agreement.

“Strategic Transaction” means any Change of Control occurring after the Closing Date, other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are the holders of a majority of the voting power of the surviving or resulting entity (or entities) with the authority or voting power to elect a majority of the members of the

Board (or their equivalent if other than a company) of such entity or entities after such reorganization, recapitalization or reclassification, (ii) pursuant to a domestication or migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (iii) any transaction or series of related transactions that would result in a majority of the Board or the board of directors of the combined or resulting entity following the consummation of such transaction or series of related transactions being comprised of individuals who shall have not been members of the Board immediately prior to the consummation of such transaction or series of related transactions.

“Third Price Vesting” shall occur if after the one year anniversary of the Closing Date and before the ten year anniversary of the Closing Date the closing price of the Common Stock equals or exceeds $50.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 Trading Days within a 30-Trading Day period.

“Third Price Vesting Shares” means 3,285,714 Unvested Shares (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

“Trading Day” means any day on which shares of Common Stock are actually traded on the principal securities exchange or securities market on which shares of Common Stock are then traded.

“Transfer” means the (i) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase, distribution or otherwise disposition of or agreement to dispose of, in each case, directly or indirectly, filing (or participating in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Vesting. As of the Effective Time (i) the Vested Shares, the Private Placement Shares and any shares of Common Stock issued pursuant to the Forward Purchase Agreement shall be fully vested and (ii) the Unvested Shares shall be subject to the vesting provisions set forth in this Section 2. The Sponsor agrees that it shall not Transfer any Unvested Shares prior to the date such Sponsor Shares become vested pursuant to this Section 2.

(a)	Upon Trading Triggers.

(i)	The First Price Vesting Shares will vest as of the day following the First Price Vesting.

(ii)	The Second Price Vesting Shares will vest as of the day following the Second Price Vesting.

(iii)	The Third Price Vesting Shares will vest as of the day following the Third Price Vesting.

(b)	Upon Qualifying Strategic Transactions. The First Price Vesting Shares will vest upon the consummation of any Qualifying Strategic Transaction.

(c)

Upon Other Strategic Transactions. In the event of any Strategic Transaction occurring after the one-year anniversary of the Closing Date that results in all of the holders of Common Stock having the right to exchange their Common Stock for cash, securities or other property at an effective price of at least $20.00 per share of Common Stock (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), the Unvested Shares shall vest proportionately as follows:

(i)

if (and only if) the First Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and such Strategic Transaction results in the holders of Common Stock having the right to exchange their shares of Common Stock for cash, securities or other property at an effective price greater than $20.00 per share of Common Stock and less than or equal to $30.00 per share of Common Stock (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), a number of First Price Vesting Shares will vest in an amount equal to (a) the First Price Vesting Shares multiplied by (b) (i) one minus (ii) the quotient of (A) (I) $30.00 minus (II) the effective price per share of Common Stock in the Strategic Transaction divided by (B) $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

(ii)

if (and only if) the Second Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and such Strategic Transaction results in the holders of Common Stock having the right to exchange their shares of Common Stock for cash, securities or other property at an effective price greater than $30.00 per share of Common Stock and less than or equal to $40.00 per share of Common Stock (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), then, (i) the First Price Vesting shall automatically be deemed satisfied (to the extent it had not already been satisfied) and (ii) a number of Second Price Vesting Shares will vest in an amount equal to (a) the Second Price Vesting Shares multiplied by (b) (i) one minus (ii) the quotient of (A) (I) $40.00 minus the effective price per share of Common Stock in the Strategic Transaction divided by (B) $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

(iii)

if (and only if) the Third Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and such Strategic Transaction results in the holders of Common Stock having the right to exchange their shares of Common Stock for cash, securities or other property at an effective price greater than $40.00 per share of Common Stock and less than or equal to $50.00 per share of Common Stock (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), then, (i) the First Price Vesting and Second Price Vesting shall automatically be satisfied (to the extent either had not already been satisfied) and (ii) a number of Third Price Vesting Shares will vest in an amount equal to (a) the Third Price Vesting Shares multiplied by (b) (i) one minus (ii) the quotient of (A) (I) $50.00 minus (II) the effective price per share of Common Stock in the Strategic Transaction divided by (B) $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

(iv)

if (and only if) the Third Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and such Strategic Transaction results in the holders of Common Stock having the right to exchange their shares of Common Stock for cash, securities or other property at an effective price greater than $50.00 per share of Common Stock (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like), then each of the First Price Vesting, Second Price Vesting and Third Price Vesting shall automatically be satisfied (to the extent any had not already been satisfied).

(d)

Forfeiture. Any Unvested Shares that have not vested pursuant to the foregoing provisions following any Strategic Transaction or as of the 10th anniversary of the Closing Date shall be forfeited by the Sponsor for no consideration.

3. Tax Treatment. Each of the Company and the Sponsor shall treat the Sponsor Share Conversion as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and shall file their tax returns consistent with the foregoing (including attaching the statement described in Treasury Regulation Section 1.368-3(a) on or with the U.S. federal income tax return of the Company), and none of the Parties hereto shall take any action, or fail to take any action, inconsistent with the foregoing unless otherwise required by a “determination” within the meaning of Section 1313(a)(1) of the Code.

4. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement.

5. Notice. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

(a) If to the Sponsor prior to the Closing, or to any holder of Sponsor Shares after the Closing Date, to:

c/o Khosla Ventures SPAC Sponsor LLC

2128 Sand Hill Rd.

Menlo Park, CA 94025

Attention:         Samir Kaul

                          Peter Buckland

Email:              sk@khoslaventures.com

                          pb@khoslaventures.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Attention:         Jim Morrone

                          Luke J. Bergstrom

                          Lauren Lefcoe

Email:              jim.morrone@lw.com

                         luke.bergstrom@lw.com

                         lauren.lefcoe@lw.com

(b) If to the Company prior to the Closing to:

Khosla Ventures Acquisition Co.

2128 Sand Hill Rd.

Menlo Park, CA 94025

Attention:         Samir Kaul

                          Peter Buckland

Email:              sk@khoslaventures.com

                          pb@khoslaventures.com

with copies to (which shall not constitute notice):

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Attention:         Jim Morrone

                          Luke J. Bergstrom

                          Lauren Lefcoe

Email:              jim.morrone@lw.com

                          luke.bergstrom@lw.com

                          lauren.lefcoe@lw.com

(c) If to Valo Health Holdco or Valo Health prior to the Closing, or to the Company or the Surviving Corporation after the Closing Date, to:

Valo Health, Inc.

399 Boylston Street

Boston, MA 02116

Attention:         David A. Berry, MD, Ph.D

                          Jeffrey Prowda

Email:              dberry@valohealth.com

                          jprowda@valohealth.com

with copies to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:         Stuart M. Cable

                          Joseph C. Theis

Email:              scable@goodwinlaw.com

                          jtheis@goodwinlaw.com

or to such other address or addresses as the Parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

6. Assignment.

(a) Neither this Agreement nor any of the rights, duties, interests or obligations of the Company or the Surviving Corporation hereunder shall be assigned or delegated by the Company or the Surviving Corporation in whole or in part.

(b) This Agreement and the provisions hereof shall inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of holders of Sponsor Shares.

7. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

8. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

9. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among Parties to the extent they relate in any way to the subject matter hereof.

11. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by Sponsor, the Company and (prior to the Closing Date) Valo Health.

12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

13. Jurisdiction; Waiver of Jury Trial.

(a) Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby must be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the Parties irrevocably (i) submits to the exclusive jurisdiction of each such court in any such proceeding or Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court and (iv) agrees not to bring any proceeding or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this Section 13.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Enforcement. The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent any breach, or threatened breach, of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

15. Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive; (vii) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation; and (viii) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Trading Days are specified.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the day and year first above written.

KHOSLA VENTURES SPAC SPONSOR LLC

By:
Name:
Title:

KHOSLA VENTURES ACQUISITION CO.

By:
Name:
Title:

VALO HEALTH, LLC

By:
Name:
Title:

VALO HEALTH, INC.

By:
Name:
Title:

[Signature Page to Sponsor Vesting Agreement]